UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 16, 2017

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

N/A
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07(d)    Submission of Matters to a Vote of Security Holders
In connection with the annual shareholders meeting of SilverBow Resources, Inc. (“SilverBow” or the “Company”) held May 16, 2017, the Board of Directors of the Company unanimously recommended that the Company shareholders vote for an advisory vote on the executive compensation of SilverBow Resources’ Named Executive Officers to occur every year. At the 2017 annual shareholders meeting, Company shareholders followed this recommendation with 99.0% of the Company’s shareholders voting on this proposal voting for an advisory vote to occur every year.
As provided in Item 5.07(d) of Form 8-K, in light of both the support of the Board of Directors of the Company and the vast majority of Company shareholders, SilverBow Resources will hold an annual shareholder advisory vote on the compensation of its Named Executive Officers at its 2018 annual meeting of shareholders, and continuing thereafter until such time that the frequency vote is next presented to shareholders or until the Board of Directors determines otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 3, 2017

SilverBow Resources, Inc.
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Senior Vice President, General Counsel and Secretary

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